EXHIBIT 25

_______________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549
_________________________

FORM  T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE
___________________________________________
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
________________________________________

CHEMICAL BANK
(Exact name of trustee as specified in its charter)

New York                                                    13-4994650
(State of incorporation                                     (I.R.S. employer
if not a national bank)                                     identification No.)

270 Park Avenue
New York, New York                                          10017
(Address of principal                                       (Zip Code)
executive offices)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel:  (212) 270-2611
(Name, address and telephone number of agent for service)
_____________________________________________
CBI Industries, Inc.
(Exact name of obligor as specified in its charter)

Delaware                                                    36-3009343
(State or other                                             (I.R.S. employer
jurisdiction of                                             identification No.)
incorporation or organization)

800 Jorie Boulevard
Oak Brook, Illinois                                         60521-2268
(Address of principal                                       (Zip Code)
executive offices)
___________________________________________
Debt Securities
(Title of the indenture securities)
_____________________________________________________

GENERAL

Item 1.  General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

        New York State Banking Department, State House, Albany, New
York  12110.

        Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2,
33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C.,
20429.

        (b) Whether it is authorized to exercise corporate trust powers.

                   Yes.


Item 2.  Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16.  List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31,
1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4.  A copy of the existing By-Laws of the Trustee (see
Exhibit 4 to Form T-1 filed in connection with Registration
Statement No. 33-46892, which is incorporated by reference).

        6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 17th day of March, 1994.

                                                  CHEMICAL BANK



                                                  By /s/ James M. Foley
                                                       James M. Foley
                                                       Assistant Vice President

Exhibit 7 to Form T-1


Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

Chemical Bank
of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System,

at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                                               Dollar Amounts
        ASSETS                                                                                                    in Millions
Cash and balances due from depository
institutions:
        Noninterest-bearing balances and
        currency and coin                                                                                            $  4,371
        Interest-bearing balances                                                                                       5,829
Securities                                                                                                             21,834
Federal Funds sold and securities
        purchased under agreements to resell
        in domestic offices of the bank and
        of its Edge and Agreement subsidiaries,
        and in IBF's:
        Federal funds sold                                                                                              2,125
        Securities purchased under agreements
          to resell                                                                                                       900
Loans and lease financing receivables:
        Loans and leases, net of unearned
          income                          $60,826
        Less: Allowance for loan and lease
          losses                            2,326
        Less: Allocated transfer risk
          reserve                             121
        Loans and leases, net of unearned income,
        allowance, and reserve                                                                                         58,379
Assets held in trading accounts                                                                                         8,556
Premises and fixed assets (including
        capitalized leases)                                                                                             1,238
Other real estate owned                                                                                                   713
Investments in unconsolidated subsidiaries
        and associated companies                                                                                          112
Customer's liability to this bank on
        acceptance outstanding                                                                                          1,063
Intangible assets                                                                                                         526
Other assets                                                                                                            9,864

TOTAL ASSETS                                                                                                         $115,510
                                                                                                                    =========

LIABILITIES

Deposits
        In domestic offices                                                                                          $ 51,611
        Noninterest-bearing     $ 19,050
        Interest-bearing          32,561
        In foreign offices, Edge and Agreement
          subsidiaries, and IBF's                                                                                      24,886
        Noninterest-bearing     $    136
        Interest-bearing          24,750

Federal funds purchased and securities
        sold under agreements to repurchase in
        domestic offices of the bank and of
        its Edge and Agreement subsidiaries,
        and in IBF's
        Federal funds purchased                                                                                         8,496
        Securities sold under agreements to
          repurchase                                                                                                      514
Demand notes issued to the U.S. Treasury                                                                                1,501
Other Borrowed money                                                                                                    8,538
Mortgage indebtedness and obligations
        under capitalized leases                                                                                           20
Bank's liability on acceptances executed
        and outstanding                                                                                                 1,084
Subordinated notes and debentures                                                                                       3,500
Other liabilities                                                                                                       7,419

TOTAL LIABILITIES                                                                                                     107,569

EQUITY CAPITAL

Common stock                                                                                                              620
Surplus                                                                                                                 4,501
Undivided profits and capital reserves                                                                                  2,663
Less: Net unrealized loss on marketable
        equity securities                                                                                               (159)
Cumulative foreign currency translation
        adjustments                                                                                                       (2)

TOTAL EQUITY CAPITAL                                                                                                    7,941

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
        STOCK AND EQUITY CAPITAL                                                                                     $115,510
                                                                                                                   ==========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

        JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in confor-mance with the instructions and is true and correct.


WALTER V. SHIPLEY       )
EDWARD D. MILLER        )DIRECTORS
WILLIAM B. HARRISON     )